As filed with the Securities and Exchange Commission on November 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The First Marblehead Corporation

(Exact name of registrant as specified in its charter)

Delaware	04-3295311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Cabot Road, Suite 200 Medford, Massachusetts	02155
(Address of Principal Executive Offices)	(Zip Code)

2011 Stock Incentive Plan, as amended

(Full title of the plan)

Suzanne Murray

General Counsel

The First Marblehead Corporation

One Cabot Road, Suite 200

Medford, Massachusetts 02155

(Name and address of agent for service)

(800) 895-4283

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	600,000 shares	$3.12(2)	$1,872,000(2)	$188.51

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, reverse stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on November 12, 2015.

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is being filed to register the offer and sale of an additional 600,000 shares of Common Stock, $0.01 par value per share, of The First Marblehead Corporation (the “Registrant”) to be issued under the 2011 Stock Incentive Plan, as amended (the “2011 Plan”), of the Registrant. In accordance with General Instruction E to Form S-8, except for Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant on November 14, 2011 (File No. 333-177935) and the Registration Statement on Form S-8 filed by the Registrant on November 19, 2013 (File No. 333-192410), each relating to the 2011 Plan.

Item 8.	Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Medford, the Commonwealth of Massachusetts, on this 19th day of November, 2015.

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Daniel Meyers
Daniel Meyers
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of The First Marblehead Corporation, hereby severally constitute and appoint Daniel Meyers and Alan Breitman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The First Marblehead Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Meyers Daniel Meyers	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 19, 2015

/s/ Alan Breitman Alan Breitman	Managing Director, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2015

/s/ Nancy Y. Bekavac Nancy Y. Bekavac	Director	November 19, 2015

Signature	Title	Date

/s/ Peter S. Drotch	Director	November 19, 2015
Peter S. Drotch

/s/ Thomas P. Eddy	Director	November 19, 2015
Thomas P. Eddy

/s/ Seth Gelber	Director	November 19, 2015
Seth Gelber

/s/ William D. Hansen	Director	November 19, 2015
William D. Hansen

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, dated December 2, 2013

4.3(3)	Amended and Restated By-laws of the Registrant

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of attorney (included on the signature pages of this registration statement)

99(4)	2011 Stock Incentive Plan, as amended

(1)	Incorporated by reference to the exhibits to the Registrant’s annual report on Form 10-K filed with the SEC on August 29, 2008.
(2)	Incorporated by reference to the exhibits to the Registrant’s current report on Form 8-K filed with the SEC on December 2, 2013.
(3)	Incorporated by reference to the exhibits to the Registrant’s registration statement on Form S-1 (File No. 333-108531).
(4)	Incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 30, 2015.